Amendment to the Operating Partnership Agreement to reflect transfer of General Partner Interest to Irvine Apartment Communities Maryland, Inc., a Maryland corporation, and certain other amendments.

               AMENDMENT No. 5 dated as of May 1, 1996 to the Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. dated as of December 1, 1993, as amended (the "Existing Agreement") by and among Irvine Apartment Communities, Inc., a Delaware corporation ("IAC Delaware"), as the General Partner, Irvine Apartment Communities Maryland, Inc., a Maryland corporation ("IAC Maryland"), as successor General Partner, and the Persons whose names are set forth on Exhibit A thereto, as Limited Partners, together with any other Persons who become Partners in the Partnership as provided therein.

                             W I T N E S S E T H:

               WHEREAS, IAC Delaware and IAC Maryland have entered into that certain Agreement and Plan of Merger dated as of March 20, 1996 (the "Merger Agreement"), a copy of which is attached hereto as Annex A, pursuant to which IAC Delaware will be merged (the "Merger") with and into IAC Maryland upon the terms and subject to the conditions specified in the Merger Agreement;

               WHEREAS, pursuant to the Merger Agreement, (i) IAC Maryland shall be the surviving entity in the Merger, (ii) as of the Effective Time (as defined in the Merger Agreement) the separate corporate existence of IAC Delaware shall cease, and (iii) IAC Maryland will change its name to Irvine Apartment Communities, Inc.;

               WHEREAS, on April 30, 1996 the stockholders of IAC Delaware approved the Merger as required by Section 6.1(a) of the Merger Agreement;

               WHEREAS, upon consummation of the Merger, the General Partner Interest in the Partnership will be Transferred to IAC Maryland and IAC Maryland will assume all the obligations of IAC Delaware as successor General Partner;

               WHEREAS, the Transfer of the General Partner Interest requires the Consent of the Limited Partners pursuant to Section 11.2 of the Existing Agreement;

               WHEREAS, in accordance with Section 14.1 of the Existing Agreement, IAC Delaware as General Partner and IAC Maryland as successor General Partner are hereby proposing to amend certain provisions of the Existing Agreement to reflect the Merger and the Transfer of the General Partner Interest and are also proposing to amend Section 6.1 of the Existing Agreement, all as set forth below;

               WHEREAS, the parties hereto agree that the execution of this Amendment by a Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Limited Partner to the Transfer of the General Partner Interest as required by
Section 11.2 of the Existing Agreement and also the Consent and affirmative vote of such Limited Partner to the amendments to the Existing Agreement proposed hereby as required by Article 14 of the Existing Agreement; and

               WHEREAS, the execution and delivery of this Amendment No. 5 by IAC Delaware as General Partner and IAC Maryland as successor General Partner have been approved by resolutions duly adopted by their respective Boards of Directors, including, in each case, by a majority of the Directors constituting the Independent Directors Committee of the Board of Directors.

               NOW, THEREFORE, the parties hereto agree as follows:

               Section 1. All capitalized terms used in this Amendment No. 5 and not defined herein shall have the meanings set forth in the Existing Agreement.

               Section 2. Pursuant to Section 11.2.B of the Existing Agreement, the Limited Partners hereby consent to and approve the Transfer of the General Partner Interest from IAC Delaware to IAC Maryland, such Transfer to be effective as of the Effective Time. In accordance with Sections 11.2.B and 12.1 of the Existing Agreement, IAC Maryland shall be admitted to the Partnership as successor General Partner effective immediately prior to such Transfer, and all references in the Existing Agreement, as amended hereby, to the General Partner shall refer to IAC Maryland.

               Section 3. As of the Effective Time, Article 1 of the Existing Agreement is hereby amended as follows:

               (a) The definition of "Certificate of Incorporation" is amended to read in its entirety as follows:

               ""Certificate of Incorporation" means the Articles of Amendment and Restatement of the General Partner filed in the office of the State Department of Assessments and Taxation of the State of Maryland on April 29, 1996, as amended or restated from time to time, including any Articles Supplementary."

               (b) The definition of "Deemed Value of the Partnership" is amended (i) to delete the words "excluding any treasury shares but" in the third and fourth lines thereof and (ii) to delete the words "Excess Stock" in the fourth line thereof and to insert in their place the words "Excess Common Stock".

               (c)   The definition of "Excess Stock" is deleted.

               (d)   The following definition is added:

               ""Excess Common Stock" and "Excess Preferred Stock" means the classes of shares of the General Partner as defined in Subsection 4(A) of Section (c) of ARTICLE SIXTH of the Certificate of Incorporation."

               (e) The definition of "Irvine Apartment Communities" is amended to read in its entirety as follows:

               ""Irvine Apartment Communities" means Irvine Apartment Communities, Inc. (formerly Irvine Apartment Communities Maryland, Inc.), a Maryland corporation."

               (f) The definition of "Miscellaneous Rights Agreement" is amended to read in its entirety as follows:

               ""Miscellaneous Rights Agreement" means the Miscellaneous Rights Agreement dated March 20, 1996 among Irvine Apartment Communities, the Partnership and The Irvine Company, as such agreement may be amended, modified or restated from time to time."

               Section 4. As of the Effective Time, Section 8.6.B. of the Existing Agreement is hereby amended by deleting the words "ARTICLE FOURTH" in the fourth line thereof and inserting in their place the words "ARTICLE SIXTH."

               Section 5. By its execution and delivery of this Amendment, IAC Maryland hereby agrees in accordance with Section 11.2.B. of the Existing Agreement (i) to be liable for all obligations and responsible for all duties of the General Partner, (ii) to assume, as of the Effective Time, all of the obligations of IAC Delaware as transferor General Partner with respect to the transferred Partnership Interest and (iii) to be bound by all of the terms and provisions of the Existing Agreement with respect to the transferred Partnership Interest. IAC Maryland hereby makes to each Partner the representations and warranties set forth in Section 3.4.C of the Existing Agreement.

               Section 6. In accordance with Section 12.3 of the Existing Agreement, an amendment to the Certificate shall be filed to reflect the admission of IAC Maryland as successor General Partner.

               Section 7. As of the Effective Time, (i) the reference to "a Miscellaneous Rights and Lock-Up Agreement" in clause (d) of Exhibit B to the Existing Agreement shall mean the Miscellaneous Rights Agreement as defined in Section 1(f) of this Amendment No. 5 and (ii) the second paragraph of the legend in Exhibit D to the Existing Agreement shall be deleted in its entirety.

               Section 8.(a) Section 6.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

               "Except as otherwise provided in this Article 6, and subject to Section 11.6.C, Net Income and Net Loss will be allocated to each of the Partners at the end of each calendar month using the interim closing of the books method and taking into account varying interests in accordance with the greater part of the month convention consistent with Section 11.6.C."

               (b) The definition of "General Partner's Stock Incentive Plans" in Article 1 of the Existing Agreement the is hereby amended to add "The Irvine Apartment Communities, Inc. 1996 Long-Term Stock Incentive Plan," after the word "Directors," in the fourth line thereof.

               Section 9. All costs and expenses incurred by IAC Delaware or IAC Maryland in connection with the Merger, whether or not consummated, shall constitute reimbursable expenses under Section 7.4.B of the Existing Agreement.

               Section 10. Except as amended by this Amendment No. 5, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

               Section 11. This Amendment No. 5 shall become effective when signed by IAC Delaware, as General Partner, IAC Maryland, as successor General Partner, and a Majority-In-Interest of the Limited Partners. Notwithstanding the foregoing, in the event the Merger Agreement is terminated pursuant to Article VII thereof prior to the Effective Time, the provisions of Sections 2, 3, 4, 5, 6 and 7 of this Amendment No. 5 shall also be terminated and shall have no force and effect.

               Section 12. This Amendment No. 5 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

               Section 13. This Amendment No. 5 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 as of the date and year first written above.

GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
  a Delaware corporation



By: /s/ Richard E. Moran Jr.
   -------------------------
   Name:  Richard E. Moran Jr.
   Title: Executive Vice President
              and Chief Financial Officer



By: /s/ James E. Mead
    -----------------
   Name:  James E. Mead
   Title: Senior Vice President and
               Treasurer

SUCCESSOR GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES MARYLAND, INC.
  a Maryland corporation



By: /s/ Richard E. Moran Jr.
    ------------------------
   Name:  Richard E. Moran Jr.
   Title: Executive Vice President
               and Chief Financial Officer



By: /s/ James E. Mead
    -----------------
   Name:  James E. Mead
   Title: Senior Vice President and
               Treasurer


LIMITED PARTNERS:

THE IRVINE COMPANY,
  a Michigan corporation




By: /s/ Michael D. McKee
    --------------------
   Name: Michael D. McKee
   Title: Executive Vice President




By: /s/ Norman J. Metcalfe
    ----------------------
   Name: Norman J. Metcalfe
   Title: Vice Chairman


PARKWEST ASSOCIATES,
  a California general partnership

By:  The Irvine Company,
     a general partner



By: /s/ Michael D. McKee
    --------------------
   Name: Michael D. McKee
   Title: Executive Vice President




By: /s/ Norman J. Metcalfe
    ----------------------
   Name: Norman J. Metcalfe
   Title: Vice Chairman



R.S.J. ASSOCIATES,
  a California limited partnership

By:  The Irvine Company, its
     general partner




By: /s/ Michael D. McKee
    --------------------
   Name:  Michael D. McKee
   Title: Executive Vice President




By:  /s/ Norman J. Metcalfe
     ----------------------
   Name:  Norman J. Metcalfe
   Title: Vice Chairman


WOODBRIDGE WILLOWS ASSOCIATES,
  a California limited partnership

By:  The Irvine Company, its
     general partner




By: /s/ Michael D. McKee
    --------------------
   Name: Michael D. McKee
   Title: Executive Vice President




By: /s/ Norman J. Metcalfe
    ----------------------
   Name: Norman J. Metcalfe
   Title: Vice Chairman




IRVINE AFFORDABLE HOUSING, INC.,
  a California corporation




By: /s/ William H. McFarland
    ------------------------
   Name: William H. McFarland
   Title: President




By: /s/ Michael D. McKee
    --------------------
   Name: Michael D. McKee
   Title: Secretary


IRVINE LEASE CO., INC.,
  a California corporation




By: /s/ William H. McFarland
    ------------------------
   Name: William H. McFarland
   Title: President




By: /s/ Michael D. McKee
    --------------------
   Name: Michael D. McKee
   Title: Secretary